EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Newell Rubbermaid Inc. and the related prospectuses described in the following table of our report dated January 27, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedule of Newell Rubbermaid Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration Statement
Form	Number	Purpose
S-8	33-24447	Pertaining to the registration as amended of common stock for the Newell Co. 1984 Stock Option Plan

S-8	33-25196	Pertaining to the registration as amended of common stock for the Newell Long-Term Savings and Investment Plan

S-8	33-40641	Pertaining to the registration of common stock for the Newell Long-Term Savings and Investment Plan

S-8	33-67632	Pertaining to the registration of common stock for the Newell Co. 1993 Stock Option Plan

S-8	33-62047	Pertaining to the registration of common stock for the Newell Long-Term Savings and Investment Plan

S-8	333-38621	Pertaining to the registration of common stock for the Newell Long-Term Savings and Investment Plan

S-8	333-74925	Pertaining to the registration of common stock for the Rubbermaid Retirement Plan and the Rubbermaid Retirement Plan for Collectively Bargained Associates.

S-8	333-71747	Pertaining to the registration as amended of common stock for the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan.

S-8	333-105113	Pertaining to the registration of common stock for the Newell Rubbermaid Inc. 2003 Stock Plan

S-8	333-105177	Pertaining to the registration of common stock and deferred compensation obligations for the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan

S-8	333-105178	Pertaining to the registration as amended of common stock for the Newell Rubbermaid Inc. 401(k) Savings Plan (f/k/a Newell Long-Term Savings and Investment Plan)

S-8	333-105179	Pertaining to the registration of common stock for the Rubbermaid Retirement Plan for Collectively Bargained Associates

S-3	333-74927	Pertaining to the registration as amended of common stock for the Rubbermaid Retirement Plan

S-3	333-74929	Pertaining to the registration as amended of common stock for the Rubbermaid Retirement Plan for Collectively Bargained Employees

S-3	333-88050	Pertaining to the registration as amended of debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units totaling $500 million

S-3	333-103773	Pertaining to the registration as amended of debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units totaling $1.0 billion

ERNST & YOUNG LLP

Chicago, Illinois
March 9, 2004